FOR IMMEDIATE RELEASE

WELLNESS MARKETS: HANDHELD, REAL TIME BIOFEEDBACK SCANNER

Biozoom Scanner measures antioxidants and other biomarkers, instantly returns analysis and wellness coaching to smartphone and online account

KASSEL, Germany, Biozoom (BIZM), According to the respected management consulting firm, McKinsey, the global health and wellness market will reach $1 trillion before the decade is out, and Biozoom (BIZM) is poised to be a major force in that growth. Biozoom recently unveiled the world’s first mobile, hand held biofeedback health scanner, positioning the company to enter this enormous market across a number of segments, including functional nutrition, personal healthcare, health and beauty, and consumer devices. The scanner non-invasively measures antioxidant levels, vitamin absorption, stress responses, oxygen consumption, and other factors important to good health and looking and feeling younger.

The Biozoom scanner is a breakthrough in anywhere, anytime wellness management. With a simple click of a button, the Biozoom scanner reflects a beam of light off  the skin—using advanced optics produced by Carl Zeiss—and measuring the differing wavelengths. The technical term is transdermal reflection spectroscopy. The science behind it is well known—the similar technology that hospitals and labs have used for decades, now miniaturized for easy transport in purse, pocket or gym bag.  The scan results are sent instantly to Biozoom’s servers for analysis by the company’s proprietary, medically validated algorithms. As a result, the user gets clear, understandable feedback that he or she can use right away to make nutritional and fitness training decisions.

The scanner had been proven effective in a number of clinical trials in one of Germany’s most respected teaching hospital. These studies show that the scanner is as accurate as lab-based machines, and that using it can help people modify their lifestyle behavior and improve their wellness.

“We have perfected what the healthcare and health and wellness market have been waiting for—effective two-way diagnostic communication. The Biozoom scanner is very simple for anyone to use—on oneself or others. Parents can scan their children by simply holding the scanner to their hand and pressing a button. Our system does the rest,” said Hardy Hoheisel, Biozoom’s CEO. “The user opens an app on his or her smartphone or goes online to get not only the various levels, but also an analysis of the steps they can take to improve those values. It is the actionable information that will help users increase their antioxidant levels and improve their health and performance.”

Health-conscious people will be able to purchase the scanner at national health and wellness retail outlets, health and fitness clubs, as well as major pharmacies and online. With scanner results in hand, they will know which foods, nutritional supplements, rejuvenation therapies or other products will help them achieve their wellness goals.

Biozoom is developing future versions of the scanners for clinicians and healthcare professionals. “Our objective for the next generation of Biozoom scanners will be calibrated for use in medicine and healthcare environments,” said Dr. Wolfgang Köcher, Biozoom’s CTO “which could potentially replace expensive and inconvenient blood tests for values including cholesterol, blood sugar, drug absorption and more.”

About Biozoom

Biozoom is an innovative technology development company, specializing in the commercialization of our advances in mobile spectroscopy.  Our intellectual property portfolio and ongoing research are positioned to apply Biozoom's technology breakthroughs to a wide range of markets. Our first consumer product, the Biozoom scanner, gives people the feedback they need to manage their health, wellness and fitness on demand.  Tested in leading health institutions, our scanner is the first of its kind—a handheld, transdermal device for measuring biomarkers, including antioxidant levels, at the click of a button. Scan results— and customized wellness coaching based on those biomarkers— are sent instantly to a smartphone or online account.  The scanner will enable leaders in the health and wellness industry to create new levels of customer loyalty and revenues as a result. For more information, visit www.biozoom.net.

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Disclaimer

This press release contains "forward-looking statements". Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, and specifically references to future potential purchase orders and re-orders from consumers and distributors. The reader can identify these forward-looking statements by forward-looking words such as "may," "will," "expect," "potential," "anticipate," "forecast," "believe," "estimate," "project," "plan," "continue" or similar words. The reader should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information. Forward-looking statements include, but are not limited to, statements regarding potential products, customers, revenues, expansion efforts, and future plans and objectives of Biozoom, Inc. ("Biozoom"). The risk factors listed in our disclosure documents and the cautionary language therein provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Biozoom in its forward-looking statements. Actual results relating to, among other things, product launch, sales, customer acceptance and market share could differ materially from those currently anticipated in such statements. Factors affecting forward-looking statements include: consumer preferences, competition from more established brands, ability to develop market share; changes in the operating costs; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; changes in the investments levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Biozoom operates; technological, mechanical and operational difficulties encountered in connection with Biozoom's development activities; and labor relation matters and costs. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Biozoom from time to time with the Securities and Exchange Commission and other regulatory authorities.

Contact:

For further information regarding Biozoom, Inc., please contact investor relations:

Tefa Dexter

800-882-1683

Biozoom Inc.

Wilhelmshöher Allee 273 A,

34131 Kassel, Germany

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